SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Framework Agreement

The following description of the Framework Agreement (as defined below), including the Warrants (as defined below), is qualified in its entirety by reference to the full text of the Framework Agreement (including the forms of the Warrants annexed thereto), which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the relationship described below, on March 18, 2013, Walgreen Co. (the “Company”), Alliance Boots GmbH (“Alliance Boots”) and AmerisourceBergen Corporation (“ABC”) entered into a Framework Agreement, dated as of March 18, 2013 (the “Framework Agreement”). Under the Framework Agreement, (1) the Company and Alliance Boots were granted the right to purchase up to 19,859,795 shares of ABC’s Common Stock, par value $0.01 per share (“ABC Common Stock”) in open market transactions (such shares, the “Initial Open Market Shares”), which represents approximately 7% of the outstanding ABC Common Stock on a fully-diluted basis, assuming exercise in full of the Warrants, (2) Walgreens Pharmacy Strategies, LLC (“Walgreens PS”), a wholly-owned subsidiary of the Company, was issued (i) a warrant to purchase up to 11,348,456 shares of ABC Common Stock at an exercise price of $51.50 (“Walgreens Warrant 1”) and (ii) a warrant to purchase up to 11,348,456 shares of ABC Common Stock at an exercise price of $52.50 (“Walgreens Warrant 2”), and (3) Alliance Boots Luxembourg S.à r.l. (“AB Luxembourg”), a wholly-owned subsidiary of Alliance Boots, has been issued (i) a warrant to purchase up to 11,348,456 shares of ABC Common Stock at an exercise price of $51.50 (together with Walgreens Warrant 1, collectively “Warrant 1”) and (ii) a warrant to purchase up to 11,348,456 shares of ABC Common Stock at an exercise price of $52.50 (together with Walgreens Warrant 2, collectively, “Warrant 2” and Warrant 1 and Warrant 2, collectively, the “Warrants”), which Warrants collectively represent approximately 16% of the outstanding ABC Common Stock on a fully-diluted basis, assuming exercise in full of the Warrants. The Framework Agreement also provides that, if at any time during the period when Warrant 1 is exercisable the market price of ABC Common Stock is less than the then-applicable exercise price of Warrant 1, the holders of Warrant 1 shall have the right to acquire (either directly or through the Company or Alliance Boots or wholly-owned subsidiaries of either) in open market transactions up to an aggregate total 14,185,570 additional shares of ABC Common Stock (the “Additional Open Market Shares”, and together with the Initial Open Market Shares, the “Open Market Purchase Rights”), which represents approximately 5% of the outstanding ABC Common Stock on a fully-diluted basis, assuming exercise in full of the Warrants. The number of Initial Open Market Shares and Additional Open Market Shares the Company and Alliance Boots are entitled to purchase is subject to adjustment for stock splits, stock dividends, reclassifications and certain issuances of ABC Common Stock (or securities convertible into or exercisable for ABC Common Stock). The number of shares issuable upon the exercise of Warrant 1 is reduced on a one-for-one basis by acquisitions of Additional Open Market Shares.

Warrant 1 is exercisable in whole or in part and from time to time during a period of six months, beginning on March 18, 2016, at an exercise price of $51.50 per share of ABC Common Stock. Warrant 2 is exercisable in whole or in part and from time to time during a period of six months, beginning on March 18, 2017, at an exercise price of $52.50 per share of the ABC Common Stock.

If ABC enters into an agreement with a third party other than an Investor (as defined below), recommends that stockholders tender in response to a tender or exchange offer made by a third party other than an Investor or fails to recommend within the ten-business day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended, that stockholders reject a tender or exchange offer made by a third party other than an Investor (any of the foregoing transactions, an “Acceleration Transaction”), and, in response to the foregoing, an Investor has made a Qualifying Public Acquisition Proposal (as defined below), then the Warrants become exercisable on (1) if the completion of the applicable Acceleration Transaction or Qualifying Public Acquisition Proposal requires stockholder approval, five business days before the applicable record date or (2) if such Acceleration Transaction or Qualifying Public Acquisition Proposal is structured as a tender/exchange offer, five business days before the initial expiration date of such tender/exchange offer. In addition, subject to certain exceptions, the Warrants become exercisable if ABC issues, authorizes the issuance of or agrees to issue voting securities other than ABC Common Stock. Further, if a third party consummates an acquisition with respect to 30% or more of ABC, the Warrants will be accelerated and become exercisable immediately prior to such consummation.

The exercise prices and the number of shares issuable upon exercise of the Warrants are subject to antidilution adjustments for stock splits, stock dividends, reclassifications, noncash distributions, extraordinary cash dividends, certain above-market repurchases of ABC Common Stock, business combination transactions and certain issuances of ABC Common Stock (or securities convertible into or exercisable for ABC Common Stock) at a price (or having a conversion or exercise price) that is less than the market price of the ABC Common Stock.

Subject to the terms of the Framework Agreement, the Warrants can be canceled by ABC if required regulatory approvals are not received within specified time periods.

The purchase of the Initial Open Market Shares and the Additional Open Market Shares and the exercise of the Warrants (the “Equity Transactions”) are subject to the receipt of certain approvals required under U.S. and foreign antitrust laws, including the expiration or early termination of the applicable waiting periods required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

In the event that (1) antitrust approval for the Equity Transactions is not received within one year of the initial filings made pursuant to the HSR Act, or (2) any other antitrust approval necessary to allow the Company and/or Alliance Boots to acquire up to 25% of the ABC Common Stock is not obtained within one year of the applicable filing, then:

•	ABC may cancel any unexercised Warrants and Open Market Purchase Rights;

•

the Company may cause the term of the Distribution Agreement (as defined below) to be reduced to the greater of (A) a four-year term and (2) two years from the date it elects to exercise this right; and

•	either ABC or WBAD may terminate the Generics Agreement (as defined below).

In the event that other antitrust approvals are required to complete the Equity Transactions and such approvals are not received within one year of the applicable filing, the Investors can offer to sell to ABC the portion of Warrant 2 that cannot be exercised by the Investors. If ABC does not elect to purchase the relevant portion of Warrant 2, the Investors will be free to sell such portion of Warrant 2 to a third party.

If at any time the Generics Agreement has been terminated (1) by ABC because of a material breach by, or insolvency of, WBAD or (2) by mutual agreement of ABC and WBAD or for certain legal reasons, ABC may cancel any unexercised Warrants and Open Market Purchase Rights. In the case of the foregoing clause (2), if ABC cancels any unexercised Warrants and Open Market Purchase Rights, the Company may cause the term of the Distribution Agreement to be reduced to the greater of (A) a four-year term and (2) two years from the date it elects to exercise this right.

In addition, in the event that the Distribution Agreement is terminated by the Company because of a material breach by ABC, the Framework Agreement provides for the manner in which the transactions contemplated by the Framework Agreement will be unwound.

The Framework Agreement includes customary representations and warranties and covenants of the Company, Alliance Boots and ABC.

The Shareholders Agreement

Pursuant to the Framework Agreement, the Company, Alliance Boots and ABC have entered into the AmerisourceBergen Shareholders Agreement, dated as of March 18, 2013 (the “Shareholders Agreement”). The following description of the Shareholders Agreement is qualified in its entirety by reference to the full text of the Shareholders Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Shareholders Agreement sets forth certain governance arrangements and contains various provisions relating to the acquisition of additional equity interests in ABC, prohibitions on taking certain actions relating to ABC, stock purchase rights, transfer restrictions, board representation, voting arrangements, registration rights and other matters.

Pursuant to the Shareholders Agreement, upon the Company and Alliance Boots, together with their respective wholly-owned subsidiaries and WAB Holdings LLC, a newly-formed Delaware limited liability company (“WAB Holdings”) jointly-owned by the Company and AB for the purpose of acquiring and holding ABC Common Stock (collectively, the “Investors”), collectively owning 5% percent or more of the ABC Common Stock, the Company will be entitled to designate one director to the Board of Directors of ABC (the “Board”). In addition, upon the later to occur of (1) the exercise in full of Warrant 1 and (2) the acquisition in full by the Investors of the Initial Open Market Shares, the Company will be entitled to designate a second director to the Board (subject to certain rights of Alliance Boots in respect of selecting such designee). If the Investors divest equity securities of ABC such that they collectively own less than 14%, but at least 5%, of the ABC Common Stock, the Company will no longer be entitled to designate two directors to the Board and will only be entitled to designate one director to the Board. If the Investors divest equity securities of ABC such that they collectively own less than 5% of the ABC Common Stock, the Company will no longer be entitled to designate any directors to the Board.

For so long as the Company has the right to designate a director to the Board, subject to certain exceptions, including matters related to acquisition proposals, the Investors will be obligated to vote all of their shares of ABC Common Stock in accordance with the recommendation of the

Board on all matters submitted to a vote of ABC’s stockholders (including the election of directors).

The Shareholders Agreement contains, among other things, certain restrictions on the Investors’ ability to transfer the Warrants and their shares of ABC Common Stock. Subject to certain exceptions, including certain transfers among each other and/or with their respective wholly-owned subsidiaries, the Investors cannot transfer:

•	the Warrants at any time (other than a portion of Warrant 2 as described above under the discussion of the Framework Agreement);

•	any Initial Open Market Shares until the expiration of Warrant 1;

•

any Additional Open Market Shares until the earlier of (1) the later of the two-year anniversary of (x) the exercise in full of Warrant 1, (y) the expiration of Warrant 1 and (z) the last purchase of Additional Open Market Shares by the Investors and (2) the irrevocable commitment by each of the Company and Alliance Boots not to exercise Warrant 2;

•

any shares issued upon the exercise of Warrant 1 until the earlier of (1) the later of the two-year anniversary of (x) the exercise in full of Warrant 1, (y) the expiration of Warrant 1, and (z) the last purchase of Additional Open Market Shares by the Investors and (2) the irrevocable commitment by each of the Company and Alliance Boots not to exercise Warrant 2; or

•	any shares issued upon the exercise of Warrant 2 until the later of the one-year anniversary of (1) the exercise in full of Warrant 2 and (2) the expiration of Warrant 2.

In addition, the Shareholders Agreement further provides that the Company and Alliance Boots cannot transfer ABC Common Stock or other voting securities:

•

(1) in transactions in which any person or group would acquire more than 5% of the ABC Common Stock or (2) (x) to any person or group (other than activist investors) if after such transfer such person or group would own 10% or more of the ABC Common Stock or (y) to any activist investor if after such transfer such activist investor would own 5% or more of the ABC Common Stock;

•	on any day, an amount greater than 10% of ABC’s 20-day average daily trading volume; or

•	to any prohibited transferees on an enumerated list.

The Shareholders Agreement also contains certain standstill provisions that, among other things, and subject to certain exceptions, prohibit the Investors and their respective affiliates from acquiring additional shares of ABC Common Stock. Among other things, the standstill provisions provide that the Investors cannot acquire any shares of ABC Common Stock, other than (a) the Initial Open Market Shares, (b) the Additional Open Market Shares, (c) pursuant to the exercise of the Warrants, (d) pursuant to the exercise of preemptive rights (described below), (e) pursuant to the reinvestment of dividends or (f) pursuant to certain transfers among the

Investors. In the case of acquisitions pursuant to clauses (a), (b), (d), (e) and (f), the standstill provisions further provide that the Investors’ collective beneficial ownership of shares of ABC Common Stock as a percentage of the ABC Common Stock is not permitted to exceed 30% of the issued and outstanding ABC Common Stock (the “Ultimate Standstill Level”). In the event that (1) ABC conducts share repurchases that cause, or (2) the Investors exercise the Warrants in a manner that causes, in either case, the Investors’ collective beneficial ownership of ABC Common Stock to exceed the Ultimate Standstill Level, ABC may require the Investors to sell ABC Common Stock to ABC, at a market price determined pursuant to the Shareholders Agreement, such that their collective ownership no longer exceeds the Ultimate Standstill Level.

In addition, the standstill provisions prohibit, among other things, and subject to certain exceptions, the Investors from entering into voting agreements or granting a proxy to any other person; participating or engaging in a proxy solicitation with respect to ABC; seeking to control or influence the management or policies of ABC; or entering into or proposing a merger, business combination or other similar extraordinary transaction involving ABC.

The foregoing restrictions do not prohibit the Investors from, subject to certain requirements, making private proposals to ABC subject to the approval of ABC’s Board of Directors, or competing with third-party acquisition proposals. In the event that a third party makes an acquisition proposal for between 30% and 50% of ABC, then the Investors can make a competing acquisition proposal for either (1) all of ABC or (2) between 30% and 50% of ABC, provided that, in the case of clause (2), the Investors will not own more than 49% of ABC following such transaction. In addition, in the event that a third party makes an acquisition proposal for more than 50% of ABC, then the Investors can make a competing proposal to acquire at least 30% of ABC (each of the foregoing permitted competing acquisition proposals, a “Qualifying Public Acquisition Proposal”).

The Shareholders Agreement also provides that from and after the expiration of the transfer restrictions set forth in the Shareholders Agreement, the Investors will be granted customary registration rights with respect to ABC Common Stock.

In addition, pursuant to the terms of the Shareholders Agreement, the Company and Alliance Boots will have preemptive rights to purchase their respective proportionate share of equity securities in future issuances of equity securities by ABC. These purchase rights will not apply to issuances in connection with conversions of certain convertible securities, equity compensation plan awards and certain other types of issuances.

The Shareholders Agreement will, subject to certain exceptions, terminate when the Investors’ collective beneficial ownership of ABC Common Stock decreases to less than 5%.

The Transaction Rights Agreement and WAB Holdings LLC Agreement

In connection with entering into the Framework Agreement, the Shareholders Agreement and the issuance of the Warrants, the Company, Walgreens PS, Alliance Boots, AB Luxembourg and WAB Holdings have entered into a Transaction Rights Agreement, dated as of March 18, 2013 (the “Transaction Rights Agreement”). The following description of the Transaction Rights Agreement and the LLC Agreement (as defined below) is qualified in its entirety by reference to the full text of each of the Transaction Rights Agreement and the LLC Agreement, which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

The Transaction Rights Agreement provides, among other things, that, in general, unless and until the Company fails to complete the Second Step Transaction (as defined below), WAB Holdings will be the sole vehicle through which the Company and Alliance Boots acquire equity securities of ABC (other than the Warrants, which were issued by ABC to each of Walgreens PS and AB Luxembourg), including, without limitation, any Initial Open Market Shares.

If the Warrants become exercisable prior to the completion or failure of the Second Step Transaction, the Transaction Rights Agreement (together with the Limited Liability Company Agreement of WAB Holdings (the “LLC Agreement”), entered into by Walgreens PS and AB Luxembourg on March 18, 2013), provides that WAB Holdings will acquire 100% of the Warrants from Walgreens PS and AB Luxembourg, in exchange for a payment by WAB Holdings equal to the fair market value of the Warrants as of their date of issuance (the “Warrants Transfer”).

Under the LLC Agreement, Walgreens PS has agreed to provide WAB Holdings with funding in connection with any acquisition of ABC Common Stock pursuant to the arrangements described above, including the Initial Open Market Shares, as well as to complete the Warrants Transfer. The LLC Agreement also provides that, upon certain events, including (at the election of AB Luxembourg (an “Equity Transfer Election”)) the failure to complete the Second Step Transaction, AB Luxembourg will pay to Walgreens PS an amount equal to approximately 50% of the aggregate amount of funding theretofore provided by Walgreens PS to WAB Holdings to acquire ABC equity securities (including pursuant to the Warrants Transfer), plus interest, following which WAB Holdings will dissolve, resulting in each of Walgreens PS and AB Luxembourg receiving 50% of the ABC equity securities and other assets (if any) then held by WAB Holdings (a “50/50 Dissolution”). In the event of the failure to complete the Second Step Transaction, if AB Luxembourg does not make the Equity Transfer Election, Walgreens PS would thereafter solely own 100% of the ABC equity securities and other assets (if any) held by WAB Holdings, and either (1) AB Luxembourg will be required to make a payment to Walgreens PS or (2) Walgreens PS will be required to make a payment to AB Luxembourg, in either case in an amount calculated to achieve the same economic outcome (based on the then-current market price of ABC Common Stock) as a 50/50 Dissolution for each of AB Luxembourg and Walgreens PS.

Moreover, the Transaction Rights Agreement provides that, following a failure to complete the Second Step Transaction, subject to certain exceptions and to the extent the standstill provisions of the Shareholders Agreement are still applicable, each of the Company and Alliance Boots will not acquire equity securities of ABC if such acquisition would cause its beneficial ownership of ABC Common Stock to exceed its pro rata share of the Ultimate Standstill Level.

The Transaction Rights Agreement also provides that, if the Company fails to complete the Second Step Transaction, to the extent that the Company is entitled under the Shareholders Agreement to designate two directors to the Board, the second director will be an executive officer of Alliance Boots, designated by the board of directors of the Company in consultation with and at the direction of Alliance Boots.

The LLC Agreement further provides that, subject to certain exceptions, WAB Holdings will be managed by a board of managers, comprised of two managers selected by Walgreens PS and two managers selected by AB Luxembourg.

Item 8.01.	Other Events.

As previously disclosed on the Company’s Current Report on Form 8-K filed earlier on March 19, 2013, on March 19, 2013, Walgreen Co. and Alliance Boots GmbH announced that they have entered into a relationship with AmerisourceBergen Corporation, which includes, among other things, the granting of the Open Market Purchase Rights, the issuance of the Warrants, and the entry into the Shareholders Agreement, a pharmaceutical distribution contract between the Company and ABC (the “Distribution Agreement”), and an agreement governing the purchase by ABC of generic drugs through Walgreens Boots Alliance Development GmbH, a global pharmaceutical sourcing joint venture between the Company and Alliance Boots (the “Generics Agreement”). As previously disclosed, the Company owns a 45% equity interest in Alliance Boots and a call option that provides the Company the right, but not the obligation, to purchase the remaining 55% over a six month period beginning February 2, 2015 (such purchase, the “Second Step Transaction”).

Item 9.01.	Exhibits.

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

10.1	Framework Agreement, dated as of March 18, 2013, by an among Walgreen Co., Alliance Boots GmbH and AmerisourceBergen Corporation, including as Annex B-1 thereto, the form of Warrant 1 and, as Annex B-2 thereto, the form of Warrant 2.*

10.2	Shareholders Agreement, dated as of March 18, 2013, by and among Walgreen Co., Alliance Boots GmbH and AmerisourceBergen Corporation.

10.3	Transaction Rights Agreement, dated as of March 18, 2013, by and among the Walgreen Co., Walgreens Pharmacy Strategies, LLC, Alliance Boots GmbH, Alliance Boots Luxembourg S.à r.l., and WAB Holdings LLC.

10.4	Limited Liability Company Agreement of WAB Holdings LLC, dated as of March 18, 2013, by and between Walgreens Pharmacy Strategies, LLC and Alliance Boots Luxembourg S.à r.l.

*	Note: Annexes B-1 and B-2 are drafted as a single Warrant 1, exercisable for 22,696,912 shares of ABC Common Stock, and a single Warrant 2, exercisable for 22,696,912 shares of ABC Common Stock.

Cautionary Note Regarding Forward-Looking Statements

Statements in this report that are not historical, including, without limitation, estimates of future financial and operating performance, including the amounts and timing of future accretion and synergies, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast, “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,”

“possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those relating to our commercial agreement with AmerisourceBergen, the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and Alliance Boots and their possible effects, the Purchase and Option Agreement and other agreements relating to our strategic partnership with Alliance Boots, the arrangements and transactions contemplated thereby and their possible effects, the parties’ ability to realize anticipated synergies and achieve anticipated financial results, the risks associated with transitions in supply arrangements, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised and the financial ramifications thereof, the risks associated with potential equity investments in AmerisourceBergen including whether the warrants to invest in AmerisourceBergen will be exercised and the financial ramifications thereof, changes in vendor, payer and customer relationships and terms, changes in network participation, levels of business with Express Scripts customers, the implementation, operation and growth of our customer loyalty program, changes in economic and market conditions, competition, risks associated with new business areas and activities, risks associated with acquisitions, joint ventures and strategic investments, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters, and changes in legislation or regulations. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of Walgreen Co.’s most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in other documents that Walgreens file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement contained herein, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: March 19, 2013	By:	/s/ Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Framework Agreement, dated as of March 18, 2013, by an among Walgreen Co., Alliance Boots GmbH and AmerisourceBergen Corporation, including as Annex B-1 thereto, the form of Warrant 1 and, as Annex B-2 thereto, the form of Warrant 2*.

10.2	Shareholders Agreement, dated as of March 18, 2013, by and among Walgreen Co., Alliance Boots GmbH and AmerisourceBergen Corporation.

10.3	Transaction Rights Agreement, dated as of March 18, 2013, by and among the Walgreen Co., Walgreens Pharmacy Strategies, LLC, Alliance Boots GmbH, Alliance Boots Luxembourg S.à r.l., and WAB Holdings LLC.

10.4	Limited Liability Company Agreement of WAB Holdings LLC, dated as of March 18, 2013, by and between Walgreens Pharmacy Strategies, LLC and Alliance Boots Luxembourg S.à r.l.

*	Note: Annexes B-1 and B-2 are drafted as a single Warrant 1, exercisable for 22,696,912 shares of ABC Common Stock, and a single Warrant 2, exercisable for 22,696,912 shares of ABC Common Stock.